SITRICK AND COMPANY

A division of Sitrick Brincko Group LLC, a subsidiary of Resources Global Professionals

April 23, 2015

Mr. Kevin Maloney, Co-Founder and CEO

Quantum Sphere, Inc.

2905 Tech Center Drive

Santa Ana, CA 92705

Dear Mr. Maloney:

This letter, when accepted on behalf of QuantumSphere, Inc., a Nevada corporation (“Client”), as provided below, will constitute the agreement with respect to the engagement of Sitrick And Company, a division of Sitrick Brincko Group, LLC (“Sitrick”) as corporate communications and investor relations advisor, specialist and consultant on the following terms and conditions (“Agreement”):

1.	Client, effective as of April 23, 2015, has retained Sitrick to provide consulting advice and public relations services.

2.	Client will engage Sitrick for a 12-month period from the effective date noted in Section 1·above to perform the planned roles, activities and responsibilities summarized on Exhibit 1 (“Scope of Work”) attached which is incorporated as part of this Agreement.

3.	For the first six months of this engagement starting with the effective date in #1 above, Client shall pay Sitrick monthly fee of $10,000 in cash. It is agreed that the first two monthly payments can be paid by Client anytime up to sixty (60) days past the normal due dates set forth in Section 7 hereof without penalty. For the second six months of this engagement, Client shall: a) pay Sitrick $10,000 in cash per month on the first day of each month, plus b) issue to Sitrick 5,000 fully paid, nonassessable shares of unregistered, restricted Client common stock per month on the first day of each month with no-cost piggyback registration rights (the “Shares”), plus c) issue to Sitrick a common stock purchase warrant (“Warrant”) in the form attached hereto as Exhibit 2 on the date of this Agreement entitling Sitrick, or its assigns, to purchase one (1) fully-paid, nonassessable share of Client common stock for each Share issued pursuant to this Agreement. The Warrant shall have: a) a strike price equal to $2.00 per Share, b) a five-year term, c) anti-dilution protection for stock splits, stock dividends, reorganizations and other customary anti-dilution terms set forth in Exhibit 2, and d) other usual and customary terms typical of warrants issued to investors, including, without limitation, typical representations, warranties and indemnities by Client, no-cost piggyback registration rights and cashless exercise rights. The Warrant shall be issued in conjunction with the execution of this Agreement and shall have such vesting, exercise and other terms and conditions as are set forth in the form attached hereto as Exhibit 2.

11999 San Vicente Boulevard / Penthouse / Los Angeles, CA 90049 / office 310 788 2850 / fax 310 788 2855

LOS ANGELES        NEW YORK        SAN FRANCISCO        CIDCAGO        WASIDNGTON D.C.

April 23, 2015

4.	Client will also reimburse Sitrick for all out-of-pocket expenses paid to third parties. All individual out-of-pocket expenses in excess of $1,000 shall require the consent of Client. Client’s obligation to pay Sitrick for fees and expenses is not contingent upon obtaining any particular result(s).

5.	In addition, Sitrick may request a “success fee” if we believe we have performed services for a client which result in significant benefits to the client beyond those we believe a normal investor relations, consulting and public relations firm could achieve. In this event, we would meet with you in advance and discuss any such proposed success fee with you, which success fee would be subject to your written agreement.

6.	Please review our invoices upon receipt. If you have any questions, please feel free to contact us. However, unless we receive written notification to the contrary within thirty days of the date of the invoice, we will assume that there is no objection to the invoice as submitted, and, in the absence of such written objection, Client agrees to the reasonableness of the fees and expenses charged and the necessity of the services rendered under this engagement.

7.	Client shall, within twenty days of date of invoice, pay Sitrick for (a) any and all fees, and (b) for all out-of-pocket costs and expenses (which were not covered by an expense advance and that do not violate Section 4 above) which are incurred by Sitrick in connection with its engagement hereunder. Such costs and expenses include, without limitation, travel costs, production costs, long distance and photocopy charges, advertisements and other out-of-pocket costs and expenses. With respect to travel costs, Client will reimburse Sitrick for actual costs incurred, unless non-commercial transportation is used, in which case Client will reimburse Sitrick for transportation costs that Sitrick would have incurred by using commercial transportation. When in New York, if an apartment available to Sitrick personnel is used in lieu of a hotel, the cost of a standard room at The Grand Hyatt or comparable hotel will be charged. Client agrees that Sitrick shall have the right, at the conclusion or termination of the engagement, to apply any unused expense advance against unpaid fees.

8.	Sitrick’s engagement hereunder may be terminated by either party on 30 days prior written notice after a minimum initial term of six months from the date specified in Section 1 above.

9.	All provisions of this Agreement relating to (i) the payment of fees, costs and expenses, and (ii) indemnification, will survive conclusion of the engagement or any termination of the engagement by either party.

10.	In the event any employee of Sitrick, at any time, is required or requested to participate or provide testimony, documents or other evidence in any action, arbitration or other proceeding relating, directly or indirectly, to our engagement, whether or not our engagement has been terminated or concluded, Client shall pay Sitrick for the time spent in preparing for and providing such participation or testimony, at Sitrick’s thet;t standard billing rates, and for any costs and expenses, including attorneys’ fees, incurred in connection therewith.

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April 23, 2015

11.	Client agrees to indemnify and hold harmless Sitrick, its shareholders, parent company, affiliates, officers, directors, employees and agents (each such entity or person being referred to as an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including for Indemnified Person’s own negligence, passive or active, and including, but not limited to, reasonable attorneys’ fees) which any Indemnified Person may be subject to or incur in connection with the services rendered by Sitrick to or for Client. This paragraph shall not apply to any such losses, claims, damages, liabilities, costs or expenses of any Indemnified Person that are judicially and finally determined to have resulted from Sitrick’s or such other Indemnified Person’s gross negligence or willful misconduct.

12.	Each of the parties hereto agrees to keep this Agreement, and the terms and conditions hereof, including invoices, billing statements and time sheets, strictly confidential, except only as may be necessary to enforce this Agreement or as required to be disclosed by law or judicial process; provided, however, that Client acknowledges and consents to Sitrick disclosing to the media or others that Sitrick is acting in its capacity as a public relations firm for the benefit of Client.

13.	In the performance of this Agreement, Sitrick may receive, or otherwise have access to, confidential, proprietary and/or other nonpublic information belonging to Client, some or all of which may be specifically designated by Client as confidential (“Confidential Information”).

14.	Sitrick agrees to maintain in strictest confidence all Confidential Information and to take reasonable measures to maintain the confidentiality of such information. Sitrick agrees, with respect to such Confidential Information, to use the same methods and degree of care to prevent disclosure of such Confidential Information as it uses to prevent disclosure of its own proprietary and Confidential Information. Sitrick further agrees not to use, or disclose to any third party, any Confidential Information for any purpose without the prior consent of Client or unless compelled by court order or other legal or governmental process requiring such disclosure. Notwithstanding the foregoing, confidentiality obligations shall not apply to any information which (i) enters (or has entered) the public domain through no fault of Sitrick; (ii) which was known to Sitrick prior to receipt from Client; (iii) is or becomes available to Sitrick on a non-confidential basis from a source other than Client (unless Sitrick is aware of a duty of confidentiality on the part of the source owed to Client); (iv) which is independently developed or acquired by Sitrick without reference to, or use of, Confidential Information; or (v) which is permitted to be disseminated or otherwise disclosed pursuant to the next paragraph of this Agreement.

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April 23, 2015

15.	It is expressly understood between the parties that a key function Sitrick will be providing in connection with its public relations services will be the dissemination of information and materials as an investor and public relations firm, including the disclosure and dissemination of certain information and materials received from Client or its affiliated representatives, agents, and/or entities or as to which Client has consented to its dissemination and disclosure or which prior to such disclosure and dissemination, has not been specifically identified and designated by Client as Confidential Information not to be disclosed. Notwithstanding the foregoing or anythirig in this Agreement to the contrary, it shall be the responsibility of Client to specifically identify and designate to Sitrick the information provided to Sitrick which is not to be disclosed because it is Confidential Information.

16.	In the event that Sitrick is requested or required to produce: (i) any Confidential Information or (ii) any documents generated by Sitrick in connection with this engagement by subpoena, request for information or documents, production of records consistent with its retention as Client’s expert, or other similar legal process (“Request”), Sitrick will provide Client prompt written notice of the Request so that Client may seek a protective order or otherwise seek to limit or protect such Confidential Information and/or documents from disclosure. The Recipient expressly agrees to comply with all applicable federal securities laws with respect to trading on “material, nonpublic information.” Client agrees to give Sitrick prompt notice of the opening of each trading window under the Client’s Insider Trading Policy and Sitrick shall be permitted to trade in securities of the Client in a manner not inviolation of applicable federal securities laws or the Client’s Insider Trading Policy.

17.	We wish to point out that as a firm with a diversified practice we are often called upon to represent clients in many fields and with different interests. It is expressly understood between the parties that Sitrick will not represent another client on the particular subject matter of substantive work performed under this engagement where such other client is adverse to Client on that subject matter. However, nothing contained herein in any way prohibits or restricts Sitrick from representing a client now or in the future whose interests conflict with or are adverse to Client on matters other than the particular subject matter of substantive work performed under this engagement. In such event, Sitrick would of course maintain the confidentiality of information provided by you.

18.

Each of the parties agrees not to solicit for employment, or employ any employee of the other during the pending of Sitrick’s engagement and for a period of two years thereafter. Ifeither party hires an employee of the other during the engagement or within the two year period following the conclusion or termination of the engagement, the hiring party agrees to pay the employer of the employee(s) so hired, as liquidated damages, a fee equal to one hundred percent of the annualized total gross billings generated by each such hired employee for the twelve-month period prior to such employee’s departure, or the annual gross salary of the employee at the time of departure, whichever is higher in dollar amount. All terms contained in this paragraph will survive for a period of two years following the date of any termination or conclusion of this engagement.

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April 23, 2015

19.	Any sums not paid to Sitrick pursuant to this Agreement within thirty days of date of invoice shall bear interest at the rate of ten percent (10%) per annum. By signing this Agreement, we agree that, in the event of any dispute or claim arising out of or relating to this Agreement, our relationship, our charges, or our services, SUCH DISPUTE OR CLAIM SHALL BE RESOLVED BY SUBMISSION TO FINAL AND BINDING ARBITRATION BEFORE A SINGLE NEUTRAL ARBITRATOR IN LOS ANGELES COUNTY, UNDER THE AUSPICES AND RULES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES (“JAMS”) USING JAMS STREAMLINED PROCEDURES. BY AGREEING TO ARBITRATE CLIENT WAIVES ANY RIGHT IT MAY HAVE TO A COURT OR JURY TRIAL. Judgment upon such arbitration may be entered in the Superior Court for Los Angeles County, California, which the parties agree has, and hereby consent to, jurisdiction over all such matters. This Agreement shall be interpreted and enforced in accordance with the substantive laws of the State of California applicable to contracts made and to be performed therein. In the event that a dispute arises hereunder, the prevailing party in any litigation or arbitration shall be entitled to attorneys’ fees and all costs and expenses of any sort.

20.

If any term or provision of this Agreement shall be declared invalid by order, decree or judgment of a court of competent jurisdiction, this Agreement shall be construed as if such portion had not been inserted herein (except when such construction would constitute a substantial deviation from the general intent and purpose of the parties as reflected in this Agreement) and shall not affect the validity or enforceability of the remaining terms and provisions hereof.

21.	The parties acknowledge and agree that all understandings, representations and agreements heretofore made or reached by them are merged into this Agreement which alone fully and completely expresses the Agreement between the parties. This Agreement may be amended or modified only by a writing signed by both the parties.

Very truly yours,

SITRICK BRINCKO GROUP, LLC

By:	/s/ Michael Sitrick
Michael Sitrick
Chairman and Chief Executive Officer

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April 23, 2015

Agreed to and accepted this 23rd Day of April, 2015

QUANTUMSPHERE, INC.

By:	/s/ Kevin Maloney
Kevin Maloney
Co-Founder and CEO

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April 23, 2015

EXHIBIT 2:

Warrant

(see attached)

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THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, WITHOUT LIMITATION, THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT. NONE OF THE SECURITIES MAY BE SOLD OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, (2) THE SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE) OR (3) THE COMPANY (AS HEREINAFTER DEFINED) HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER OF THE SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

COMMON STOCK PURCHASE WARRANT

For the Purchase of 30,000 Shares
of Common Stock, $0.001 par value of

QUANTUMSPHERE, INC.

Issue Date: April 23, 2015

For value received, Sitrick Brincko Group, LLC (the “Holder”), or its assigns, is entitled to, on or before the date specified below on which this Common Stock Purchase Warrant (the “Warrant”) expires, but not thereafter, to subscribe for, purchase and receive up to 30,000 number of fully paid and nonassessable shares of the common stock, no par value (the “Common Stock”), of QuantumSphere, Inc., a Nevada corporation (the “Company”), set forth above, at a price of $2.00 per share (the “Exercise Price”), upon presentation and surrender of this Warrant and upon payment by bank check or wire transfer of the Exercise Price for such shares of Common Stock to the Company at its principal office.

1. Exercise of Warrant. This Warrant may be exercised in whole or in part, from time to time, as follows: 5,000 shares of Common Stock commencing on the seven-month anniversary of the date hereof (the “Issue Date”), and an additional 5,000 shares of Common Stock on each monthly anniversary of the Issue Date thereafter through the twelve-month anniversary of the Issue Date, at which time this Warrant may be exercised in whole or in part, from time to time, as to 30,000 shares of Common Stock, and expiring on the fifth (5th) anniversary of the Issue Date, by presentation and surrender hereof to the Company, with the Exercise Form annexed hereto duly executed and accompanied by payment by bank check or wire transfer of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise, if any. If this Warrant should be exercised in part only, the Company shall, upon surrender ‘of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder with otherwise identical terms hereto. Upon receipt by the Company of this Warrant and the Exercise Price at the office of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise of the close of business on the date on which this Warrant shall have been so exercised, such shares to be free and clear of encumbrances (other than securities laws), validly issued, fully-paid and nonassessable, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., Pacific Time, on the expiration date specified above, this Warrant shall become void and without further force or effect, and all rights represented hereby shall cease and expire.

2. Rights of the Holder. Prior to exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder hereunder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

3. Adjustment in Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(A) Adjustment for Reclassifications and Subdivisions. In case at any time, or from time to time, after the Issue Date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock-split, spinoff, reclassification, combination of shares or similar corporate rearrangement, then and in each such case the Holder(s) of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder(s) would hold on the date of such exercise if on the Issue Date they had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the Issue Date, .to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by them as aforesaid during such period, giving effect to all adjustments called for during such period. Appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided that the aggregate Exercise Price payable for the total number of shares purchasable under this Warrant (as adjusted) shall remain the same.

(B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets or business(es) to another corporation, then and in each such case the Holder(s) of this Warrant, upon the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder(s) would be entitled had the Holders exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation. Appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided the aggregate Exercise Price payable for the total number of shares purchasable under this Warrant (as adjusted) shall remain the same.

4. Officer’s Certificate. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file in the custody of its Secretary at its principal office, an officer’s certificate showing the adjusted number of shares of Common Stock or Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder(s) and the Company. shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder(s). Such certificate shall be conclusive as to the correctness of such adjustment.

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5. Cashless Exercise. Inlieu of the payment methods set forth above, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant. as provided in this Section 5, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder’s election to exchange some or all of the Warrant, and he Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

X =	Y (A-B)
A

Where: X = the number of shares of Common Stock to be issued to Holder.

Y =	the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A =	the fair market value of one share of the Common Stock.

B =	Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation fair market value of one share of Common Stock shall be determined by the Company’s Board of Dire:tors in good faith; provided, however, that if at the time of such exercise the Common Stock is quoted in the over-the-counter market maintained by OT<?B Markets Group, Inc. (other than ore Pink) (the “OTC Market”) or listed on a national securities exchange in the United States or a foreign country, including without limitation, the NASDAQ Stock Market or NYSE MKT (an “Exchange”), then the fair market value of one share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock quoted on the OTC or the average closing price of the Common Stock on an Exchange, whichever is applicable, as report:d by Bloomberg L.P. for the five (5) trading days prior to the Company’s receipt of notification of exercis of the arrant by Holder. If the Common Stock is listed on an exchange in the United Stats and m a foreign country, then the for the purpose of determining fair market value hereunder, the prices on the exchange in the United States shall govern.

6. Restrictions on Transfer. Certificates for the shares of Common Stock to be issued upon exercise of this Warrant shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, WITHOUT LIMITATION, THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT. NONE OF THE SECURITIES MAY BE SOLD OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, (2) THE SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE)

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WARRANT EXERCISE FORM

TO: QUANTUMSPHERE, INC.	DATE: _______________

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _________ shares of the Common Stock of the Company called for thereby, and hereby makes payment of the Exercise Price pursuant thereto.

The undersigned hereby made payment according to the following method (Please check the applicable blank):

cash (check or wire transfer)

cashless exercise in accordance with Section 5 of the Warrant

Please issue the shares of the Common Stock as to which this Warrant is exercised to:

and if said number of Warrants shall not be all the Warrants evidenced by the Common Stock Purchase Warrant surrendered in connection with this exercise, then the Company shall issue a new Warrant Certificate for the balance remaining of such Warrants to __________________________ at the address stated above.

By:
Print Name:

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